[LOGO] SOLUCORP LETTERHEAD

                         Exclusive Licensing Agreement

This Exclusive Licensing Agreement, dated as of September 15, 1997, (this "Agreement" hereinafter) by and between Smart International Ltd. with its principal offices located at 901 Kwong Sang Hong Center, 151-153 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong, The People's Republic of China, ("SMART") and EPS Environmental, Inc., doing business as Solucorp Industries, a British Columbia corporation with its principal offices located at 250 West Nyack Road, West Nyack, NY 10994 U.S.A. ("SOLUCORP").

                                   WITNESSETH

WHEREAS, SOLUCORP is the owner of a patent-pending process named Molecular Bonding System ("MBS" hereinafter) used for the stabilization of heavy metals contaminated soils, sludge, industrial slag, ash and other such materials by the addition of proprietary reagents to the contaminated materials under moisture controlled conditions;

WHEREAS, SMART is involved in the remediation business and is interested in obtaining an Exclusive License to market and apply MBS technology from SOLUCORP;

AND WHEREAS, SOLUCORP and SMART entered into an Agreement in Principle on June 6, 1997, and wish to supersede that agreement with this Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


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1.0  Territory:              The territory covered by this Exclusive License is
                             The People's Republic of China ("China" hereafter). Under no circumstances can SMART operate or solicit business outside of China without the written permission from SOLUCORP. Breach of this clause shall give SOLUCORP reason to pursue termination of this Agreement.

2.0  License:                SOLUCORP grants to SMART the Exclusive License to
                             make, use, market and Sub-license the MBS process to stabilize heavy metal contaminated soils, industrial slag, sludge, ash, etc. in the Territory.

2.1  License Extension:      In the event that another company, including a
                             Licensee for MBS in another region or country, has access to a project within China which is not available to SMART, SMART has the automatic right as the exclusive licensee to enter into an Agreement of its chosen form with that company to complete the project.

                             SMART's rights in this include the option to Sub-license any such company for a period of one
                             (1) year with the discretion to grant a further one
                             (1) year option for renewal.

3.0  Currency:               Throughout this agreement the currency is U.S.
                             DOLLARS ($US).

4.0  License Fee:            Throughout the entire term of this contract, SMART
                             will pay SOLUCORP an annual license fee as follows:

                             In year one of this Agreement (June 1, 1997 through May 31, 1998), SMART agrees to pay SOLUCORP $2,000,000.00 ($200,000 by July 31, 1997; $200,000
                             by September 30, 1997; $200,000 by November 30, 1997; $400,000 by January 31, 1998; $500,000 by
                             March 31, 1998; and $500,000.00 by May 31, 1998.)

                             In years two (2) through ten (10) of the Agreement SMART agrees to pay SOLUCORP $2,000,000.00 each year in quarterly

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                             installments ($500,000 on August 31; $500,000 on
                             November 30; $500,000 on February 28; and $500,000
                             on May 31.)

4.1  Royalty Fee:            Throughout the entire term of this contract SMART
                             will pay SOLUCORP a royalty of $5.00 per processed ton in excess of 100,000 tons for each contract year.

                             These royalties become due and payable at the end of each calendar quarter after the minimum tonnage requirements are met. (Refer Clause 7.1 - Market Obligations)

                             All processed tonnage must be identified by SMART on a project by project basis and SOLUCORP, with reasonable notification, shall have access to all substantiating material relevant to these projects.

5.0  Term:                   Except on the occurrence of significant default by
                             either party, the Term of this Agreement is ten
                             (10) years, commencing on June 1, 1997, with an automatic renewal for an additional ten (10) years, unless both parties agree in writing to terminate.

6.0  Chemicals               SOLUCORP acknowledges that its separate contractual
                             agreement with SMART to manufacture the primary chemical ingredient of MBS allows SMART to produce that chemical ingredient for its own remediation projects in China.

                             SOLUCORP also acknowledges the commercial efficiency of SMART sourcing and blending all additional chemical ingredients required for the manufacture of MBS in China without the need to purchase them from or via SOLUCORP.

                             SMART will maintain and supply to SOLUCORP accurate records of the amounts of both the primary chemical ingredient and the blended MBS used on each project. These records will be supplied to SOLUCORP within the first week of each month, and cover the work effected during the previous month.

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6.1  Chemical Manufacture:   SMART will continue to manufacture MBS exclusively
                             for sale to SOLUCORP and for its own remediation projects, based on the agreement that all supplied will be matched to SOLUCORP's defined specifications.

                             SOLUCORP agrees to not use or sell the chemicals in any way which could be construed to be competitive to SMART in the Territory of China.

                             SMART'S right to manufacture MBS for its own remediation projects is dependent on SOLUCORP, as the sole owner of the MBS process, maintaining the right of final arbitration and/or veto on all matters relating to ensuring compliance with production protocols and Quality Assurance/Quality Control standards, as are, or may be defined by SOLUCORP through the full Term of this Agreement.

6.2  Ownership of MBS:       The ownership of the MBS formulas, processes and
                             techniques for its application remains the exclusive property of SOLUCORP. Any derivation or modification of the MBS process, whether devised or developed by SOLUCORP or SMART, remains the proprietary property of SOLUCORP.

6.3  Equipment:              SOLUCORP will provide SMART with equipment
                             specifications to enable SMART to source appropriate equipment to operate the MBS process.
                             SOLUCORP will additionally provide SMART with training by SOLUCORP's Director of Field
                             Operations or an appropriate Consultant Engineer in the operation of the equipment.

7.0  Marketing Support:      At all times during the terms of this agreement,
                             SOLUCORP will provide sufficient technical and/or marketing support, as limited to SOLUCORP's capabilities, to SMART.

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                             Upon SMART'S request, SOLUCORP shall, within
                             reason, promptly make available several of its officers and personnel so as to enable SMART to perform its obligations as set forth in this Agreement.

7.1 Market Obligations:      SMART will act on SOLUCORP's behalf in China to
                             effect such operational matters as: reviews and compliance with all relevant environmental regulations; obtaining all pertinent permits and authorizations, and representations to all regulatory authorities.

                             SMART will make every endeavor to achieve an annual processed tonnage target of 100,000 tons for each year (June through May) throughout the full Term of this Agreement. (Refer also to Clause
                             20.0 - Other)

8.0  Termination:            Either party will have the right to terminate the
                             license in the event of the other party declaring bankruptcy, or by mutual agreement after meeting to review the contract terms.

8.1  Fundamental Breach:     On the occurrence of significant default by either
                             party under the terms of this Agreement, and in such event, the defaulting party shall receive notice in writing to rectify the situation within 90 days or risk termination. Such notification shall acknowledge that all existing terms are applicable throughout that period.

8.2  Merger/Acquisition:     It is further agreed in the event of a merger or
                             acquisition of either party, and only in such an event, that party shall ensure that both the terms and spirit of this agreement will continue to operate for the full term of the contract.

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                             It is further agreed, in the event of a merger or
                             acquisition of either party or adverse market change in China (as determined by SMART), any monies owed to SOLUCORP for licenses or royalties either past, present, or future by SMART can be converted, at SMART's option, to pre-paid inventory of the primary MBS ingredient. Demand for delivery of pre-paid inventory cannot exceed ten percent (10%) of SMART's monthly production unless agreed in writing by SMART.

9.0 Termination Consequence: On the expiry or other terminations of this
    Procedure:               Agreement SMART agrees to:

9.1 Return to SOLUCORP all samples, publicity promotional and advertising materials, and all confidential data.

9.2 Sign such notification of cessation of use of the Patent Applications as is required by SOLUCORP.

9.3 Return to SOLUCORP all originals and copies of all documents and information in any form containing or covering in any way any part of the Patent Applications.

9.4 Cease carrying on the activities permitted by this Agreement.

10.0 Existing Rights         The termination of this Agreement shall be without
                             prejudice to any rights which have already accrued to either of the parties under this Agreement.

11.0 Force Majeure:          If either party is prevented from fulfilling its
                             obligations under this Agreement by reason of any supervening event beyond its control, including but not by way of limitation, war, national emergency, flood, earthquake, strike or lockout (other than a strike or lockout induced by the party so incapacitated) the party unable to fulfill its

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                             obligations shall immediately give notice of this
                             to the other party and shall do everything in its power to resume full performance.

11.1 On such notice being given neither party shall be deemed to be in breach of its obligations under this Agreement.

11.2                         If and when the period of incapacity exceeds six
                             (6) months, then this Agreement shall automatically terminate unless the parties first agree otherwise in writing.

12.0 Confidentiality:        With the exception of acknowledging that this
                             exclusive license for the Territory has been established for a minimum period of ten (10) years, all other terms relating to this contract shall remain confidential between the parties and there will be no disclosure of them by a party without the written consent of the other party.

12.1 The parties acknowledge that, in order to further the purposes of this Agreement, information containing or consisting of trade secret, customer list and other confidential information may be communicated by either party to the other. Such information may take the form of plans, drawings and data, and will be deemed confidential unless otherwise designated by SOLUCORP or SMART as appropriate. SOLUCORP shall have the right to apply and obtain from the Court a restraining order to prevent SMART from disclosing or using such confidential information to third parties either during the Term or for a period of 12 months thereafter.

13.0 Indemnification:        SMART shall not incur any liability or indebtedness
                             in the name of SOLUCORP, nor do or suffer any act or thing which may render SOLUCORP liable for the payment of money whatsoever to any third person for any purpose whatsoever, except as herein otherwise

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13.1                         provided.

                             SMART agrees that the following paragraphs shall appear verbatim in any agreement SMART makes with any organization or individual that is in any way relevant to or connected to the use of this license; and that SMART shall make no contact or anything similar thereto with any party that is not memorialized or executed in a writing that contains the following one (1) paragraph.

                             "SMART is a licensee of Solucorp Industries' MBS technology. Both parties to this Agreement agree that SOLUCORP, except for its own default, will not be held liable or in any way responsible for a default under this Agreement or as a result of the performance of this Agreement by either party."

14.0 Jurisdiction:           This contract shall be governed by New York State
                             law and both parties shall agree to submit to the jurisdiction of an independent international arbitrator in the event of disputes arising which can not be settled by discussion between the parties.

15.0 Notices:                Any notice consent or the like (in this clause
                             referred to generally as 'notice') required or permitted to be given under this Agreement shall not be binding unless in writing, and may be given personally or sent to the party to be notified by pre-paid first class post or by telex or by facsimile transmission at its address as set out above or as otherwise notified in accordance with this clause.

15.1 Notice given personally shall be deemed given at the time of delivery.

15.2 Notice sent by post in accordance with this clause shall be deemed given at the commencement of business on the fifth business day next following its posting.

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15.3                         Notice sent by telex or facsimile transmission in
                             accordance with this clause shall be deemed given at the time of its actual transmission.

16.0 Reservation of Rights:  All rights currently exclusive to SOLUCORP but not specifically and expressly granted to SMART by this Agreement are reserved to SOLUCORP for further negotiation with SMART as warranted.

17.0 Waiver:                 The failure by either party to enforce at any time
                             or for any period any one or more of the terms of conditions or this Agreement shall not be a waiver of them or of the right at any time subsequently to enforce all terms and conditions of this Agreement.

18.0 Interpretation:         Unless the context otherwise requires:

18.1 Words importing the singular number shall include the plural and vice versa.

18.2 Words importing any particular gender shall include all other genders.

18.3 Reference to persons shall include bodies of persons whether corporate or incorporate.

18.4 Any reference in this Agreement to any statute or statutory provision shall be construed as referring to that statute or statutory provision as the same may from time to time be amended, modified, extended, reenacted or replaced (whether before or after the date of this Agreement) and including all subordinate legislation made under it from time to time.

19.0 No Agency or            The parties are not partners or joint ventures, nor
                             it SMART
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     Partnership:            entitled to act as SOLUCORP's agent nor shall
                             SOLUCORP be liable in respect of any
                             representation act or omission of SMART of whatever nature.

20.0 Other:                  SOLUCORP agrees that no automatic penalty or
                             revocation of the license will be imposed in the event of SMART's failure to meet the targeted annual processed tonnage. However, after the agreement goes into effect for 24 months, in the event there is a failure to process 50% of the targeted processed tonnage in any two consecutive years, both parties shall meet to review the entire China License. The primary purpose of such a review will be to modify the contract to a mutually accepted terms.

21.0 Whole Agreement:        This Agreement contains the whole agreement between
                             the parties and supersedes any prior written or oral agreement between them in relation to its subject matter and the parties confirm that they have not entered into this Agreement on the basis of any representations that are not expressly incorporated into this Agreement. Should any provisions of this Agreement be determined to be unenforceable or prohibited by any applicable law, this Agreement shall be considered divisible after such provision which shall be inoperative and the remainder of this Agreement shall inure to the benefits of both parties and be valid and binding as though such provisions were not included herein.

22.0 No Modification:        This Agreement may not be modified except by an
                             instrument in writing signed by both of the parties or their duly authorized representatives.

23.0 Joint and Several:      All agreements on the part of either of the parties
                             which comprises more than one person or entity shall be joint and several.

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IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first set forth herein and hereby warrant that the persons whose signature appear below have the authority to enter into this Agreement on behalf of their respective parties:

For SOLUCORP INDUSTRIES:               For SMART INTERNATIONAL Ltd.:


                                       For and on behalf of
                                         [ILLEGIBLE]
                                       SMART INTERNATIONAL LIMITED


                                        /s/   [ILLEGIBLE]
                                       --------------------------------
                                          Authorized Signature(s)


/s/ Peter R. Mantia
----------------------------------     --------------------------------
Peter R. Mantia                        Q.B. Zheng
President                              Chairman & Managing Director




9-15-97                                9-15-97
----------------------------------     --------------------------------
Date:                                  Date:


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